Exhibit 10.4

PTC THERAPEUTICS, INC.

2009 EQUITY AND LONG TERM INCENTIVE PLAN

Contents:

1.              Purpose & Eligibility

2.              Administration and Delegation

3.              Stock Available for Awards

4.              Stock Options

5.              Restricted Stock; Restricted Stock Units

6.              Other Stock and Cash Based Awards

7.              Adjustments for Changes in Common Stock and Certain Other Events

8.              General Provisions Applicable to Awards

9.              Miscellaneous

1.              Purpose & Eligibility

A.            Purpose:  The purpose of this 2009 Equity and Long Term Incentive Plan (the “Plan”) of PTC Therapeutics, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align better the interests of such persons with those of the Company’s stockholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

B.            Eligibility:  All of the Company’s employees, officers, directors, consultants, contractors and advisors are eligible to be granted Options (as defined in Section 4), stock appreciation rights (“SARs”), restricted stock, restricted stock units and other cash and stock based awards (each, an “Award”) under the Plan.  Each person who is granted an Award under the Plan is deemed a “Participant”.  The documentation (written, electronic or otherwise) evidencing each Award is deemed a “Notice of Award”.  Notwithstanding the foregoing, the Board may authorize the grant of an Award to a person not then an employee, officer, director, consultant, contractor or advisor of the Company; provided, however, that the actual grant of such Award shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Notice of Award evidencing such Award.

Administration and Delegation

C.            Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may construe and interpret the terms of the Plan and any Notices of Award entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.  No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

D.            Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 2.C to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

E.             Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine; provided, however, that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; and provided, further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section to grant Restricted Stock unless Delaware law then permits such delegation.

2.              Stock Available for Awards

A.            Number of Shares.  Subject to adjustment under Section 7, Awards may be made under the Plan for up to the number of shares of common stock, par value $0.001 per share, of PTC Therapeutics, Inc. (the “Common Stock”) that is equal to the sum of:

I.                800,000 shares of Common Stock; plus

II.           such additional number of shares of Common Stock (up to 3,850,000 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 1998 Employee, Director And Consultant Stock Option Plan, as amended and restated (the “1998 Plan”) that remained available for grant under the 1998 Plan upon the termination of the 1998 Plan and (y) the number of shares of Common Stock subject to awards granted under the 1998 Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right; plus

III.      an annual increase to be added on the first day of each of the Company’s fiscal years during the term of the Plan beginning in fiscal year 2010 equal to the lowest of (i) 800,000 shares of Common Stock, (ii) 4% of the outstanding shares of Common Stock on such date (including for such purposes all shares of Common Stock issuable upon conversion of all then-outstanding shares of the Company’s preferred stock) and (iii) an amount determined by the Board.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.  However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.  The Board may provide that Awards be granted subject to subsequent approval by the shareholders of the Company of any amendments to this Plan; provided, however, that the actual grant of such Award shall be conditioned upon obtaining such shareholder approval prior to the time of the delivery of the Notice of Award evidencing such Award

B.            Section 162(m) Per-Participant Limit.  Subject to adjustment under Section 6, for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 400,000 per fiscal year.  For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award.  The per-Participant limit described in this Section 2.B shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

C.            Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof (“Substitute Awards”).  Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.  Substitute Awards shall not count against the overall share limit set forth in Section 3.A, except as may be required by reason of Section 422 and related provisions of the Code.

3.              Stock Options

A.            General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be a “Nonstatutory Stock Option”.

B.            Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

C.            Exercise Price.  The Board shall establish the exercise price of each Option and specify the exercise price in the Notice of Award for such Option.  The exercise price shall not be less than 100% of the Fair Market Value on the date the Option is granted; provided, however, that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.  As used in this Plan, “Fair Market Value” means the fair market value of a share of Common Stock as determined by (or in a manner approved by) the Board.

D.            Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Notice of Award; provided, however, that no Option will be granted for a term in excess of 10 years; and provided, further, that if no term is specified in the Notice of Award for an Option, then the term of such Option shall be 10 years.

E.             Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 3.F for the number of shares for which the Option is exercised (which number must not result in the issuance of a fractional share).  Shares of Common Stock subject to the Option will be issued by the Company following exercise as soon as practicable following exercise.

F.              Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

I.                in cash or by check, payable to the order of the Company;

II.           when the Common Stock is registered under the Exchange Act, except as may otherwise be provided in the applicable Notice of Award, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

III.      when the Common Stock is registered under the Exchange Act, to the extent provided for in the applicable Notice of Award or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value; provided:  (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

IV.       to the extent provided for in the applicable Notice of Award or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise; provided, however, that such provision shall only be operative in a Notice of Award for an Incentive Stock Option to the extent that the inclusion of such provision will not cause the Option to fail to qualify as an Incentive Stock Option under the applicable Code rules;

V.            to the extent permitted by applicable law and provided for in the applicable Notice of Award or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

VI.       by any combination of the above permitted forms of payment.

Notwithstanding the foregoing, payment for Common Stock purchased upon the exercise of an Incentive Stock Option may only be made in a manner permitted by Section 422 of the Code.

G.            Effect on Options of Termination of a Participant’s Service for Good Cause.  Except to the extent specifically provided to the contrary in the Notice of Award evidencing a particular Option, if a Participant’s service (whether as an employee, director or consultant) with the Company is terminated for Good Cause prior to the time that any of such Participant’s Options have been exercised in full, all such outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Good Cause will immediately be forfeited.  Furthermore, in the event that the Company determines that a Participant’s discharge for Good Cause was warranted as contemplated by the last sentence of the following paragraph and such determination occurs prior to the exercise of an Option, the right to exercise any such Option shall be forfeited.  The Company may suspend the ability of a Participant to exercise any Options during the time period in which the Company may determine whether discharge for Good Cause was warranted.

As used in this Plan, except as otherwise defined in a Notice of Award, or in any other agreement between the Company and a particular Participant, “Good Cause” shall mean a good faith finding by the Company that a Participant has:  (i) failed to perform or was negligent in performing his or her duties diligently and such failure or negligence is not substantially cured with 30 days after such Participant’s receipt of written notice from the Company of such failure or negligence, (ii) engaged in serious misconduct, including but not limited to misconduct harmful to the interests of the Company which causes economic damage to the Company (for example, misappropriation of Company funds), (iii) engaged in conduct which significantly interferes with such Participant’s ability to perform his or her duties (for example, abuse of alcohol or illicit drugs, or criminal or immoral acts that damage the Company or its reputation), or (iv) a material breach by such Participant of any employment agreement, confidentiality agreement, assignment of inventions agreement, non-competition agreement or non-solicitation agreement to which such Participant is a party that is not substantially cured within 30 days after such Participant’s receipt of written notice from the Company of the breach.  A Participant shall be considered to have been discharged for “Good Cause” if the Company determines, within 30 days after such Participant’s resignation or termination, that discharge for Good Cause was warranted and the Company provides written notice to such Participant listing the reasons for such determination no later than 45 days after such resignation or termination.

H.           Effect on Options of Termination of Service for Disability.  Except to the extent specifically provided to the contrary in the Notice of Award evidencing a particular Option, a Participant who ceases to be an employee, director or consultant of the Company by reason of such Participant becoming Disabled (within the meaning of Section 22(e)(3) may exercise any Option granted to such Participant:

I.                To the extent that the Option has become exercisable according to the vesting period of such Option as of the date that such Participant became Disabled; and

II.           To the extent of a pro rata portion through such date of disability of any additional Options that would have become exercisable on the next vesting date had the Participant not become Disabled.

The proration shall be based upon the number of days accrued in the current vesting period prior to such date of disability.

A Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

The Board shall make the determination both of whether a Participant has become Disabled and the date that such Participant became Disabled (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination).  If requested, the Participant shall be examined by a physician selected or approved by the Board, the cost of which examination shall be paid for by the Company.

I.                Effect on Options of a Participant’s Death.  Except to the extent specifically provided to the contrary in the Notice of Award evidencing a particular Option, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company, the deceased Participant’s legal representatives and/or any person or persons who acquired such Participant’s rights to an Option by will or by the laws of descent and distribution (collectively, “Survivors”) may exercise any outstanding Option granted to such Participant:

I.                To the extent that the Option has become exercisable according to the vesting period of such Option as of the date of death; and

II.           To the extent of a pro rata portion through the date of death of any additional Options that would have become exercisable on the next vesting date had such Participant not died.  The proration shall be based upon the number of days accrued in the current vesting period prior to the date of death.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

4.              Restricted Stock; Restricted Stock Units

A.            General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Notice of Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.  Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”).  Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”.

B.            Terms and Conditions for all Restricted Stock Awards.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

C.            Additional Provisions Relating to Restricted Stock.

I.                Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board.  Unless otherwise provided by the Board, if any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.  Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock.

II.           Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”).  In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

D.            Additional Provisions Relating to Restricted Stock Units.

I.                Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Notice of Award.  The Board may, in its discretion, provide in the applicable Notice of Award that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

II.           Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

III.      Dividend Equivalents.  To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).  Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Notice of Award.

5.              Other Stock-Based and Cash-Based Awards

A.            General.  Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock or SARs to be delivered in the future.  Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan.  Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based or Cash-Based Award, including any purchase price applicable thereto.

B.            Terms and Conditions.  The Company may also grant Performance Awards (as defined below) or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

6.              Adjustments for Changes in Common Stock and Certain Other Events

A.            Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 3.B, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

B.            Fundamental and Change in Control Events.

I.                Definitions.

a.              A “Fundamental Event” shall mean:

i                     any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

ii                  any transfer or disposition of all of the Common Stock of the Company for cash or other securities or other property pursuant to a share exchange transaction; or

iii               any liquidation or dissolution of the Company.

b.              A “Change in Control Event” shall mean:

i                     the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the aggregate number of shares of Common Stock then outstanding (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection i, the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection iii of this definition or (D) any acquisition by any corporation pursuant to a Business Combination (as defined below) immediately following which either one of the following two conditions is met: (1) a majority of the Board of Directors of the Company consists of individuals who were directors of the Company prior to such acquisition or (2) the management team of the Company consists of substantially the same group of individuals performing in similar roles to those that existed prior to such acquisition; or

ii                  such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

iii               the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or the liquidation or dissolution of the Company.

c.               “Good Cause” shall have the meaning set forth in Section 4.G.

d.              “Good Reason” shall mean (i) a material reduction in the scope or nature of the authority, powers, functions or duties of the Participant (other than in connection with circumstances that would constitute Good Cause for termination) from and after such Fundamental Event or Change in Control Event, as the case may be, or (ii) a material reduction in the Participant’s base salary from and after such Fundamental Event or Change in Control Event, as the case may be.

II.           Effect on Options.

a.              Fundamental Event.  Upon the occurrence of a Fundamental Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Fundamental Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided, however, that if such Fundamental Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the Notice of Award evidencing any Option or in any other agreement between a Participant and the Company, (A) one-half of the number of shares subject to the Option which were not already vested shall be exercisable upon the occurrence of such Fundamental Event and, subject to (B) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule of such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date and (B) such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Fundamental Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Good Cause by the Company or the acquiring or succeeding corporation.  For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Fundamental Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Fundamental Event, the consideration (whether cash, securities or other property) received as a result of the Fundamental Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Fundamental Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Fundamental Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Fundamental Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Fundamental Event and will terminate immediately prior to the consummation of such Fundamental Event, except to the extent exercised by the Participants before the consummation of such Fundamental Event; provided, however, that in the event of a Fundamental Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Fundamental Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Fundamental Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

b.              Change in Control Event that is not a Fundamental Event.  Upon the occurrence of a Change in Control Event that does not also constitute a Fundamental Event, except to the extent specifically provided to the contrary in the Notice of Award evidencing any Option or in any other agreement between a Participant and the Company, (A) one-half of the number of shares subject to the Option which were not already vested shall be exercisable upon the occurrence of such Change in Control Event and, subject to (B) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule of such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date and (B) such Option shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Good Cause by the Company or the acquiring or succeeding corporation.

III.      Effect on Restricted Stock Awards.

a.              Fundamental Event that is not a Change in Control Event.  Upon the occurrence of a Fundamental Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Fundamental Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

a.              Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Fundamental Event), except to the extent specifically provided to the contrary in the Notice of Award evidencing any Restricted Stock Award or in any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions.  Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original vesting schedule of such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date.  In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Good Cause by the Company or the acquiring or succeeding corporation.

IV.       Effect on Other Stock-Based Awards.

a.              The Board may specify in the applicable Notice of Award at the time of the grant the effect of a Fundamental Event and Change in Control Event on any Other Stock-Based Award.

7.              General Provisions Applicable to Awards

A.            Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (or other formal division of property rights set forth in an authorized settlement agreement arising from the Participant’s divorce), and, during the life of the Participant, shall be exercisable only by the Participant (or by the Participant’s legal representative); provided, however, that the gratuitous transfer of the Award by the Participant to or for the benefit of any Immediate Family Member of such Participant or any trust or other entity established for the benefit of the Participant and/or an Immediate Family Member thereof shall be permitted if, with respect to such proposed transferee, the Company would be eligible to use a Registration Statement on Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such authorized transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award; and, provided, further, that no option intended to be an Incentive Stock Option shall be transferable or exercisable by any person other than the Participant unless the Board shall otherwise permit.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

“Immediate Family Member” of any person means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, domestic partner and any person sharing such person’s household (other than a tenant or employee).

B.            Notices of Award.  Each Notice of Award shall be in such form (written, electronic or otherwise) as the Board shall determine, which form need not require a signature, or other form of acknowledgement of the applicable award, by the Participant.  Each Notice of Award may contain terms and conditions in addition to those set forth in the Plan.

C.            Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

D.            Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.  Except as otherwise required by law or as specifically provided in a Notice of Award, military or sick leave or other bona fide leave consistent with the applicable Company policy shall not be deemed, by virtue of such leave alone, a termination of employment, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.  Except as otherwise required by law or as specifically provided in a Notice of Award, Awards granted under the Plan shall not be affected by any change of a Participant’s status within the Company, so long as such Participant remains an employee, officer, director, consultant, contractor or advisor of the Company.

E.             Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award.  The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations.  Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise.  If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

F.              Amendment of Award.

I.                The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option  The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 7 hereof.

II.           The Board may, without stockholder approval, amend any outstanding Award granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Award.  The Board may also, without stockholder approval, cancel any outstanding award (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award.

G.            Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

H.           Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

I.                Performance Awards.

I.                Grants.  When the Common Stock is registered under the Exchange Act, Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 7.I (“Performance Awards”), subject to the limit in Section 2.B on shares covered by such grants.  Performance Awards can also provide for cash payments of up to $500,000 per calendar year per individual.

II.           Committee.  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m).  In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee.  “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

III.      Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following:  (a) net income, (b) earnings before or after discontinued

operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives; (n) total stockholder return; or (o) achievement of milestones with respect to discovery and development of therapeutic, diagnostic or prophylactic products, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs.  Such performance measures:  (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).  Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

IV.       Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change in Control Event.

V.            Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

J.                Agreement in Connection with Initial Public Offering.  The receipt of any Award under this Plan shall be deemed to constitute the agreement by each Participant, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (1) not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (i) or (ii) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the Financial Industry Regulatory Authority or any similar successor provision), and (2) to execute any agreement reflecting clause (1) above as may be requested by the Company or the managing underwriters at the time of such offering.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the foregoing “lock-up” period.

K.           Interaction with Employment Agreements.  Except as otherwise expressly provided in any particular Notice of Award, in case of any conflict between the terms of a particular Notice of Award and any employment agreement to which a Participant is a party, the terms of such employment agreement shall control.

8.              Miscellaneous

A.            No Right to Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Notice of Award or in any other agreement between such Participant and the Company

B.            No Rights as Stockholder.  Subject to the provisions of the applicable Notice of Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

C.            Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board.  No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

D.            Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that:  (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and (ii) no amendment that would require stockholder approval under the rules of any securities exchange on which the Common Stock is listed may be made effective unless and until such amendment shall have been approved by the Company’s stockholders.  In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.  Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

E.             Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

F.              Provisions for Foreign Participants.  The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

G.            Compliance with Code Section 409A.  The Company makes no representation or warranty and shall have no liability to the Participant or any other person if provision of or payments, compensation or other benefits under the Plan are determined to constitute non-qualified deferred compensation subject to Code Section 409A but do not satisfy the requirements under that section.

H.           Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

AMENDMENT No. 1

TO THE 2009 EQUITY AND LONG TERM INCENTIVE PLAN

OF PTC THERAPEUTICS, INC.

The 2009 Equity and Long Term Incentive Plan (the “Plan”) of PTC Therapeutics, Inc. (the “Company”) is hereby amended as follows (all capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Plan):

1.              Section 2.A.I. of the Plan be and hereby is amended by deleting the number “800,000” and inserting the number “2,506,666” in lieu thereof.

2.              Except as aforesaid, the Plan shall remain in full force and effect.

* * *

Approved by the Board of Directors of the Company on May 3, 2013.

Approved by the Stockholders
as of May 13, 2013.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the 2009 Equity and Long Term Incentive Plan to be signed by its Chief Executive Officer this 14th day of May, 2013.

PTC THERAPEUTICS, INC.

By:	/s/ Stuart W. Peltz
Stuart W. Peltz
Chief Executive Officer